UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

SHADES HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Florida	000-354156	27-1368114
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2661 West Whittier Blvd. Suite D, La Habra, CA	90631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	562-565-9967

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or disposition of Assets

In connection with the change in control of the Company, as disclosed in Item 5.01, below and incorporated by reference herein, the Board of directors of the Company (the “Board”) has determined that divesting of Shades Of Fragrances Inc. to Omniscent Corp., which assumes all liabilities and assets of Shades Of Fragrances Inc., is in the best interest of the Company. and its shareholders. Omniscient Corp. is owned by Lucien Lallouz.

Item 3.02 Unregistered Sales of Equity Securities

On December 15, 2014, in connection with and as consideration for, David Michery becoming the Company’s new President and Director, as disclosed in Item 5.01 of this Report and incorporated by reference herein, the Company issued to Mr. Michery 10,000,000 shares of the Company’s preferred stock (the “Preferred Stock”), which constitute all of the Company’s authorized preferred stock. In connection with this issuance, the Company relied upon the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, as amended, for a transaction not involving a public offering.

Item 5.01 Changes in control of Registrant

On December 15, 2014, the Company’s Board of Directors (the “Board”) appointed Mr. David Michery as President and member of the Board. As disclosed in Item 3.02, above, the Board issued to Mr. Michery 10,000,000 shares of the Company’s Preferred Stock. Each share of Preferred Stock has the right to 100 votes and votes with the Company’s common stock on all matters referred to shareholders. Therefore, the Preferred Stock issued to Mr. Michery represents 1,000,000,000 votes, or 96% of the total votes entitled to be cast at any meeting of shareholders, giving Mr. Michery voting control of the Company.

Item 5.02 Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On December 16, 2014, in connection with the change in control reported in Item 5.01 above, and incorporated by reference in this item, Mr. Lucian Lallouz, President and sole Director of the Company, resigned as an officer and director of the Company upon the election of Mr. David Michery as a director of the Company to fill an open seat on the Board. Mr. Michery was appointed President of the Company upon the resignation of Mr. Lallouz as President.

There were no disagreement between the Board and Mr. Lallouz and there was no written correspondence regarding any such disagreement.

Information regarding Mr. Michery.

Mr. David Michery is the President and sole director of the Company. Mr. Michery is the president, chief executive officer and director of Primco Management, Inc. (“Primco”) and has held those offices since February, 2013. Primco is a reporting issuer under the Securities Exchange Act of 1934, as amended. Further information regarding Primco may be found in Primco’s public filings at www.sec.gov. Prior to his association with Primco, Mr. Michery was associated with various companies including First American Swift, Inc. (chief executive officer from 2005 to 2006), American Music Corporation (chief executive office from 1999 to 2006), United Music and Media Group (chief executive officer 2007-2012), and various other entities. From 2000 to 2006, Mr. Michery also consulted with various business in the entertainment industry and military protective armor.

Mr. Michery attended Pasadena City College and California Institute of Technology in 1983-1984.

The Company has not yet finalized any compensatory arrangements with Mr. Michery.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SHADES HOLDINGS, INC.

Dated: December 26, 2014	By:	/s/David Michery
David Michery
President

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